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                                                                   Exhibit 12.4

                         Independent Auditors' Report

To the Board of Directors and the Shareholders of NTT DoCoMo, Inc.:

   We have audited the consolidated balance sheets of NTT DoCoMo, Inc. (a Japanese corporation) and subsidiaries as of March 31, 2003 and 2002, and the related consolidated statements of operations and comprehensive income (loss), shareholders' equity and cash flows for each of the years in the three-year period ended March 31, 2003, which are not separately included herein. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NTT DoCoMo, Inc. and subsidiaries as of March 31, 2003 and 2002, and the results of their operations and their cash flows for each of the years in the three-year period ended March 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

   As discussed in Note 2 of the notes to consolidated financial statements, the Company changed its method of accounting for certain commissions paid to agents as required by Emerging Issues Task Force Issue 01-09, "Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor's Products," effective April 1, 2002.

   Also, as discussed in Note 2 of the notes to consolidated financial statements, the Company changed its methods of accounting for derivative instruments and hedging activities and goodwill effective April 1, 2001.

   The consolidated financial statements have been translated into United
States dollars solely for the convenience of the reader. We have recomputed the translation and, in our opinion, the consolidated financial statements, expressed in Japanese yen, have been translated into United States dollars on the basis set forth in Note 3 of the notes to consolidated financial statements.

/s/  KPMG

Tokyo, Japan
June 19, 2003